Exhibit 4.3 - Amended and Restated Revolving Credit Note Between the Registrant and Heller Financial dated October 13, 1995.


                                AMENDED AND RESTATED
                                REVOLVING CREDIT NOTE


       $12,000,000                                       October 13, 1995
       Chicago, Illinois


            FOR VALUE RECEIVED, the undersigned corporations, Caretenders Health Corp, National Health Industries, Inc., HHJC Holdings, Inc., Housecalls, Inc., Home Health of Jefferson County, Inc., Adult Day Clubs of America Joint Venture, Ltd., Adult Day Care of Maryland, Inc., Adult Day Care of America, Inc., Caretenders of Louisville, Inc., Caretenders of the Bluegrass, Inc., Caretenders of Elizabethtown, Inc., Caretenders of Indiana, Inc., Caretenders Homecare, Inc., Caretenders of Birmingham, Inc., Housecalls of America, Inc., Caretenders of Boston, Inc., Caretenders of Richmond, Inc., Caretenders Infusion Corporation, Caretenders Infusion of
       Birmingham, Inc., Freelife Medical Equipment, Inc., Caretenders Visiting Services of Richmond, Inc., and National Orthopedic & Rehabilitation Services, Inc. (collectively, "Borrowers") hereby jointly and severally unconditionally promise to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation ("Heller"), at Heller's office located at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWELVE
       MILLION DOLLARS ($12,000,000), or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made to Borrowers by Heller pursuant to the Loan Agreement (as hereinafter defined) at such times as are specified in and in accordance with the provisions of the Loan Agreement.

            This Note is the Revolving Credit Note referred to in section 1.1 of the Loan Agreement of even date herewith among Borrowers and Heller (as amended, supplemented or restated from time to time the "Loan
       Agreement"; capitalized terms used herein and not otherwise specifically defined herein shall have the meanings assigned to them in the Loan Agreement) and is issued to evidence Revolving Credit Advances made to Borrowers pursuant to the provisions of the Loan Agreement, to which reference is hereby made for a statement of the terms, conditions and covenants under which the Revolving Credit Advances evidenced hereby were made and are to be repaid, including, but not limited to, those related to acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default or upon the termination of the Loan Agreement. Payment of this Note is secured, inter alia, by the Collateral.


            Borrowers, jointly and severally, promise to pay interest on the outstanding unpaid principal amount hereof, as provided in the Loan Agreement, from the date hereof until payment in full hereof at a rate per annum equal to the Base Rate plus one percent (1%), as determined in accordance with the Loan Agreement, provided that following the occurrence of an Event of Default, at the option of Heller evidenced by its written notice to Borrowers, Borrowers shall pay to Heller interest from the date of such Event of Default to and including the date of cure of such Event of Default on the outstanding principal balance of all Advances and other Obligations at the Default Interest Rate, in order to compensate Heller for the additional credit risk and not as a penalty. Interest shall be computed on the daily principal balance on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable as provided in the Loan Agreement.

            In no event shall the total interest received by Heller on the principal amount of the Obligations pursuant to the terms hereof exceed the maximum rate permitted by applicable law (the *'Maximum Rate") and in the event excess interest ("Excess Interest_) is determined by a court of competent jurisdiction to have been paid, (a) at Heller's option, such Excess Interest shall be applied as a credit against the outstanding principal balance of the Obligations or accrued but unpaid interest (not to exceed the maximum amount permitted by law), refunded to the applicable Borrowers or any combination thereof (b) the Interest Rate shall be automatically reduced to the Maximum Rate, and (c) Borrowers shall not have any action against Heller for any damages arising out of the payment or collection of Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Heller shall have received the amount of interest which Heller would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

            Borrowers hereby waive demand, presentment, protest, notice of demand, dishonor, presentment, protest, nonpayment and all other notices in connection with this Note. Subject to the Loan Agreement, Borrowers also waive all rights to notice and hearing of any kind upon the occurrence of an Event of a Default prior to the exercise by Heller of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

            If this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorneys' fees, shall be payable by the undersigned.

            THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to

       Heller or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns. Each Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for such Borrowers.

            This Note may be executed by each of the parties hereto on a separate copy of the signature page hereof and all such signature pages taken together, when attached to this Note, shall constitute a fully executed counterpart hereof.

            WITNESS the signature of the undersigned, as of the date first above written.

       CARETENDERS HEALTH CORP.           NATIONAL HEALTH INDUSTRIES,INC.

       By:                                By:
       Title:                             Title:

       HHJC HOLDINGS, INC.                HOUSECALLS INC.


       By:                                By:
       Title:                             Title:

       HOME HEALTH OF JEFFERSON,          ADULT DAY CARE OF AMERICA,
       COUNTY, INC.                       INC.


       By:                                By:
       Title:                             Title:

       SIGNATURES CONTINUED ON NEXT PAGE)

       ADULT DAY CARE OF MARYLAND,        ADULT DAY CLUBS OF AMERICA-JOINT
       INC.                               VENTURE, LTD.
       By:                                By:
       Title:                             Title:

       CARETENDERS OF LOUISVILLE, INC.         CARETENDERS OF  THE BLUEGRASS,
       INC.


       By:                                By:
       Title:                             Title:


       CARETENDERS OF ELIZABETHTOWN,      CARETENDERS OF INDIANA, INC.
       INC

       By:                                By:
       Title:                             Title:


       CARETENDERS HOMECARE, INC.         CARETENDERS OF BIRMINGHAM, INC.


       By:                                By:
       Title:                             Title:


       HOUSECALLS OF AMERICA, INC.        CARETENDERS OF BOSTON, INC.

       By:                                By:
       Title:                             Title:


       CARETENDERS OF RICHMOND, INC.      CARETENDERS INFUSION CORPORATION

       By:                                By:
       Title:                             Title:


       CARETENDERS INFUSION OF            FREELIFE MEDICAL EQUIPMENT, INC.
       BIRMINGHAM, INC.

       By:                                By:
       Title:                             Title:


       CARETENDERS VISITING SERVICES      NATIONAL ORTHOPEDIC &
       OF RICHMOND, INC.                  REHABILITATION SERVICES, INC.


       By:                                By:
       Title:                             Title:

                        CUMULATIVE AMENDMENT NO. 1 TO MEDICAL
                           CLAIMS REVOLVING LOAN AGREEMENT


            This Cumulative Amendment No. 1 ("Cumulative Amendment") to that certain Medical Claims Revolving Loan Agreement dated the 20th day of June, 1994, as the same has been or may be amended by Amendment Numbers 1 and 2 (the "Agreement") entered into by and between Caretenders Health Corp., National Health Industries Inc., HFJC Holdings, Inc., Housecalls, Inc., Home Health of Jefferson County, Inc., Adult Day Clubs of America Joint Venture, Ltd., Adult Day Care of Maryland, Inc., Adult Day Care of America, Inc., Caretenders of Louisville, Inc., Caretenders of the Bluegrass, Inc., Caretenders of Elizabethtown, Inc., Caretenders of Indiana, Inc., Caretenders Homecare. Inc., Caretenders of Birmingham, Inc., Housecalls of America, Inc., Caretenders of Boston, Inc., Caretenders of Richmond, Inc., Caretenders Infusion Corporation, Caretenders Infusion of
       Birmingham, Inc., Freelife Medical Equipment, Inc., Caretenders Visiting Services of Richmond, Inc., and National Orthopedic & Rehabilitation Services, Inc. (each individually as a "Provider" and collectively as _Providers_) and Heller Financial, Inc. ("Heller") is dated as of the 13th day of October, 1995. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

            WHEREAS, Heller and Providers have agreed to certain changes to the Agreement; and

            WHEREAS,  Providers   and  Heller  desire  to   enter  into  this
       Cumulative Amendment to reflect the terms of such agreements and to consolidate all prior amendments to the Agreement;

            NOW, THEREFORE, in consideration of the premises, provisions, and covenants contained herein, ten dollars, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Providers and Heller agree as follows:

       1. Subsection 1.1 A. (2) of the Agreement is amended by deleting that subsection in its entirety and inserting the following in lien thereof:

            "(2) As used herein, "Revolving Credit Advance Base" means, as to any Provider, an amount equal to (i) ninety-five percent (95%) of the net amount of the Estimated Insured Value of outstanding Eligible Commercial Claims, Government Claims, and Private Pay Claims of Provider and (ii) fifty percent (50%) of the net value of Eligible Inventory, less, in both cases, such reserves as Heller elects to establish pursuant to Section 1.4 B hereof. Commercial Claims, Government Claims, and Private Pay Claims shall only be considered for advance against if they are deemed Eligible Claims pursuant to subsection 1.1 D. (i) hereof, and Eligible Inventory shall only be considered for advance against if it is deemed Eligible Inventory pursuant to subsection 1.1 D. (ii) hereof."

       2. Subsection 1.1 B. of the Agreement is amended by deleting that subsection in its entirety and inserting the following in lieu thereof:

            "B.  Advance  Limits

                                . Notwithstanding  the foregoing,  (a) in  no
       event shall the total of all Advances to and all other Obligations of Providers to Heller outstanding at any one time exceed the lesser of the Total Advance Limit or the Revolving Credit Base, (b) in no event shall the total of all Advances outstanding against Private Pay Claims of Provider exceed the Private Pay Advance Limit, (c) in no event shall Advances against Eligible Inventory exceed fifty percent (50%) of Eligible Inventory, and (d) in no event shall Advances against Eligible Commercial Claims, Government Claims, and Private Pay Claims exceed ninety-five percent (95%) of the net amount of the Estimated Insured Value of such Claims, in each case, less any applicable reserves established by Heller pursuant to Section 1.4 B._

       3. Subsection 1.1 D. of the Agreement is amended by deleting that subsection in its entirety and inserting the following in lieu thereof:

            "D.  Eligibility Criteria

                       . (i) Eligible Claims
                                                          .   Claims shall be
       deemed "Eligible Claims_ pursuant to Heller's sole determination of eligibility in accordance with its customary credit criteria. Without limiting the generality of the foregoing, the following Claims are not Eligible unless otherwise agreed by Heller:

                 1.   Other Claims;
                 2. Claims outstanding more than one hundred eighty (180) days from the date of service;
                 3. Claims where the commercial Payor is located outside the United States;
                 4. Claims where Heller has notified Provider that the commercial or government Payor does not have satisfactory credit or financial standing (as determined in the sole discretion of Heller);

                 5. Claims with respect to which Heller does not have a valid, first priority and fully perfected security interest;

                 6. Claims subject to any Lien except those in favor of Heller;

                 7. Any Claim with respect to which Payor is a Person to whom Provider is indebted, provided, however, that any such Claim shall only be ineligible as to that portion of the Claim which is less than or equal to the amount owed by Provider to such Person and provided further that indebtedness to Humana or any other Person for insurance purchased by Providers and cost report settlement amounts owed by Providers to the government shall not be included hereunder;

                 8.   Claims where the Payor notification letters required by
            Section 2.6 A (13) have not been sent;

                 9. That part of Government Claims consisting of cost report settlements due to Providers, regardless of whether such settlement amounts are the result of interim or final cost reports;

                 10.  Claims that have arisen from discontinued operations.

                 11. Claims generated by Freelife Rehab Resources, Inc., f/k/a Freelife Medical Equipment, Inc. (Freelife).

                 (ii) Eligible Inventory. Eligible Inventory means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory owned by and in the possession of Providers and located in the United States of America that Heller, in its reasonable credit judgment, deems eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Heller, the following is not Eligible Inventory: (a) work-in-process that is not readily marketable in its current form; (b) finished goods which do not meet the specifications of the purchase order for such goods; (c) Inventory which Heller determines is unacceptable for borrowing purposes due to age, quality, type, category, and/or quantity; (d) Inventory with respect to which Heller does not have a valid, first priority and fully perfected security interest; (e) Inventory with respect to which there exists any Lien in favor of any Person other than Relict; (g) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29
            U.S.C. (a)(i); (g) Inventory located at Freelife; and (h) Inventory located at any location other than the locations listed on Schedule 1 hereto."


       4. Section 1 of the Agreement is amended by deleting subsections 1.6, 1.7, and 1.9 in their entirety and inserting the following new subsections in lien thereof:

            l.6.    Early Termination  Fee.

                                                 If Providers  terminate this
       Agreement for any reason prior to the second anniversary of the Cumulative Amendment Date, other than as the result of a repayment in full of all outstanding Obligations from cash flow generated from operations, Providers shall pay Heller as liquidated damages and compensation for the costs of being prepared to make funds available to Providers under this Agreement, and not as a penalty, an aggregate amount equal to $100,000 if terminated prior to the first anniversary or $50,000 if terminated after the first anniversary, and prior to the second anniversary; provided, however, Providers shall not be required to pay this fee if, at the time of a termination prior to the second anniversary of the Cumulative Amendment Date, Heller has assigned all of its interest hereunder and is not acting as agent for any other lender.

            1.7  Administration  Fee

                                    .  As  additional consideration  for  the
       start-up administration, and monitoring of this Agreement, Providers shall pay to Heller, without demand, in addition to any interest and other fees due under this Agreement an aggregate annual administration fee in the amount of $40,000. Said administration fee shall be payable monthly in arrears on the first day of each month, commencing on the first day of the month following the Cumulative Amendment Closing

       Date, and on the Termination Date, except that the amount of the administration fee payable on the Termination Date in respect of the month in which the termination occurs shall be pro-rated based on the number of days that this Agreement is in effect during such final month. Heller may charge Providers' account for any portion of said administration fee due from Provider hereunder. Said administration fee shall be fully earned by Heller on the date payment thereof is due and shall not be subject to rebate upon the termination of this Agreement.

            1.9  Underutilization Fee

                                     .  (a) So long  as the  Revolving Credit
       Advances are less than seven million five hundred thousand dollars ($7,500,000), Providers shall pay to Heller a fee in an aggregate amount equal to (i) (A) seven million five hundred thousand dollars ($7,500,000) less (B) the average daily amount of all outstanding Advances to Providers during the preceding month multiplied by (ii) one half of one percent (.5%) per annum, such fee to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the month following the Cumulative Amendment Closing Date and the first day of each month thereafter. Heller may charge Providers' account for any portion of such 'be due from Providers hereunder; and

            (b) At such time as the Revolving Credit Advances initially equal or exceed seven million five hundred thousand dollars ($7,500,000) from and after such date, Providers shall pay to Heller a fee in an aggregate amount equal to (i) (A) twelve million dollars
       ($12,000,000) less (B) the average daily amount of all outstanding Advances to Providers during the preceding month multiplied by (ii) one-half of one percent (.5%) per annum, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the month following the Cumulative Amendment Closing Date and the first day of each month thereafter. Heller may charge Providers' account for any portion of such fee due from Providers hereunder."

       5. Section 1 of the Agreement is amended by inserting the following new section

            1.10     Activation  Fee

                                     . As  additional  consideration for  the
       services to be provided by Heller hereunder and for Heller's agreement to increase the Total Advance Limit to twelve million dollars ($12,000,000), Providers shall pay to Heller an activation fee of an amount equal to one percent (1%) of the four million five hundred thousand dollar ($4,500,000) line increase in the Total Advance Limit, at such time as the total of the Revolving Credit Advances equals or exceeds seven million five hundred thousand dollars ($7,500,000). Heller may charge Providers' account for a portion of such fee due from Providers hereunder."

       6. Subsection 1.2 B of the Agreement is amended by deleting that subsection in its entirety and inserting the following in lien thereof;

            _B.  To the extent that at any time

            (a) the total of all outstanding Advances and other Obligations (other than Obligations consisting of guarantees of obligations of other Providers) exceeds the Total Advance Limit, less any applicable reserves established by Heller pursuant to Section 1.4(B), or

            (b) the total of all outstanding Advances against Private Pay Claims exceeds the Private Pay Advance Limit, less any applicable reserves established by Heller pursuant to Section 1.4(B), or

            (c) the total of all outstanding Revolving Credit Advances of Providers exceeds the Revolving Credit Advance Base of Providers, or

            (d)  the  total  of  all outstanding  Advances  against  Eligible
       Inventory of Providers exceeds fifty percent (50%) of Eligible Inventory, or

            (e) the total outstanding of all Advances against Eligible Commercial Claims, Government Claims, and Private Pay Claims exceeds ninny-five percent (95%) of the net amount of the Estimated Insurance Value of such Claims,

       Providers jointly and severally agree to pay on demand any and all amounts required to bring Providers' accounts within the foregoing Advance Limits or within the foregoing Advance Bases."

       7. Section 3 of the Agreement is amended by inserting a new subsection W. as follows;

            (i)  Providers will  maintain or cause  to be  maintained in good repair, working order, and condition all material properties used in its business and will make or cause to be made all appropriate repairs, renewals, and replacements thereof Providers will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Heller Providers shall cause Heller to be named as loss payee on all insurance policies relating to any Collateral pursuant to appropriate endorsements in form and substance satisfactory to Heller.

            (ii) All of the Inventory now owned or hereafter acquired by Providers is and will be of good and merchantable quality and free from defects and Providers are and will be the owner of such Inventory free from any lien, security interest, or encumbrance, except in Heller's favor; that all of the inventory is located at locations set forth on Schedule 1 hereto unless it is in transit to Providers; that Providers warrant and will defend the Inventory against all claims and demands of any Persons at any time; and that Providers have good, legal, and absolute right and power to pledge and grant liens and security interests in the same to Heller

            (iii) Providers represent and agree:

            (a) To report, in form satisfactory to Heller, such Information as Heller may request regarding Inventory; such reports shall be for such periods, shall reflect Providers' records as at such times, and shall be rendered with such frequency as Heller may designate, but in no event less than monthly.

            (b) To notify Heller immediately of any event causing loss or depreciation in the value of Inventory and the amount of such loss or depreciation.

            (c) To execute and deliver to Heller all instruments, documents, and evidences deemed by Heller to be necessary or desirable to perfect the lien and security interest granted to Heller hereby in accordance with any applicable law, or otherwise, and to carry out the intent and purpose of this Agreement. Whenever any Inventory is located upon leased Premises, Providers shall, at Heller's request, cause the owner and lessor of such premises to execute and deliver to Heller consents and subordinations of lien in form acceptable to Heller.

            (iv) Providers shall keep correct current stock, cost and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, type, and quantities of Inventory and the cost and selling prices thereof all of which records shall be continuously available to Heller for inspection; and Heller shall, at all reasonable times, have access to and the right to inspect and draw off data torn any of Providers' other books and records for the purposes of checking and verifying all such statements, stock, cost and sales records.

            (v) Providers shall at all reasonable times and from time to time allow, by or through any of its officers, agents. attorneys, or accountants, Heller to examine or inspect the Inventory wherever located and, for such purposes, to enter upon Providers premises or wherever any of the Inventory may be found.

            (vi) Until default, Providers may use the Inventory in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon, may use and consume any raw materials or supplies, the use and consumption of which is necessary in order to carry on Providers' business, and may also sell the Inventory in the ordinary course of business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt owing by Providers to someone other than Heller."

       8. Section 3.2 of the Agreement is amended by deleting that Section in its entirety and inserting the following in lieu thereof:

            "3.2 Financial Covenants. The following financial covenants shall be applicable:

            1.   Tangible  Net  Worth

                                     . At  each  month  end, Providers  shall
       maintain, on a consolidated basis, Tangible Net Worth of not less than nine million dollars ($9,000,000) at all times.

            2    Total  Debt Coverage

                                     .  At each  month end,  Providers' Total
       Debt Coverage, on   consolidated basis, for  the Trailing Twelve-Month

       Period, shall not be less than the following amounts for each month end occurring during the periods indicated below:

                 Period                                       Amount

       From July 31, l995 through December 3l, 1995           2.20
       From January 1, 1996 and thereafter                    2.50


            3.   Unfinanced   Capital  Expenditures

                                                   .   At  each   month  end,
       Providers' unfinanced Capital Expenditures, on a consolidated basis, for the Trailing Twelve-Month Period, shall not exceed the lesser of
       (i) $4,000,000 or (ii) the following amounts for each month end occurring during the periods indicated below

                 Period                                             Amount

       Fiscal Year Ending March 31, 1996                      70% of EBBIDAT
       Fiscal Years Ending March 31, l997
       and March 3l, 1998                                     91% of EBBIDAT
       Fiscal Year Ending March 31, 1999                      80% of EBBIDAT
       Fiscal Year Ending March 31, 2000
       and each Fiscal Year Thereafter                        75% of EBBIDAT

       9. Section 7 of the Agreement is amended by deleting the first two the following new two sentences in lieu thereof:

            "This Agreement shall continue in force and effect until October 13, 1998 and for annual one (1) year terms thereafter unless either Providers or Heller delivers to the other party notice of a termination of this Agreement not less than sixty (60) days prior to the commencement of the last year of the then effective term or any anniversary thereof Providers may terminate this Agreement prior to October 13, 1998 by delivering sixty (60) days prior written notice to Heller, provided, however, that upon any termination of this Agreement by Providers prior to October 13, 1998, Providers shall pay Heller the fees, if any, due under Section 1.6 hereof."

       10. Section 10 of the Agreement is amended by deleting Providers address and inserting the following new address for Providers:

            _Caretenders Health Corp.
            100 Mallard Creek Road, Suite 400
            Louisville, KY 40207"

       11.  Section 11 of the Agreement is  amended by deleting the following
       definitions   and  inserting   the   following   new  definitions   in
       alphabetical order:

            Interest Rate"

                            - Interest Rate shall be a rate per annum equal to the base Rate plus one percent (1%)

            "Revolving Credit Note"

                                     -- Revolving Credit Note  shall mean the
       Amended and Restated Revolving Credit Note executed by Providers hereunder in the amount of twelve million dollars ($12,000,000).

            "Total Advance  Limit"

                                   -  Total Advance  Limit shall  mean twelve
       million dollars ($12,000,000)."

       12. Section 11 of the Agreement is further amended by inserting the following new definitions in alphabetical order:

            _ _Cumulative Amendment Closing Date_ -E Cumulative Amendment Closing Date shall mean October 13, 1995.

            _Eligible Inventory" -- Eligible Inventory shall have the meaning ascribed to that term in subsection 1.1 D. (ii) hereof."

       13. All references to Exhibit A in the Agreement shall mean the Amended and Restated Revolving Credit Note attached hereto as Exhibit A.

       14. All references to Collateral Report in the Agreement shall mean the Collateral Report attached hereto as Exhibit B.

       15.  MISCELLANEOUS

            15.1
                 Representations and Certifications.  Providers represent and warrant to Heller as follows:

            (a)  Authorization  of   Cumulative  Amendment

                                                          .   The  execution,
       delivery, and performance of this Cumulative Amendment are within Providers corporate power, have been duly authorized by all necessary or proper corporate action and do not require the consent or approval of any other person or entity which has not been obtained and a copy thereof furnished to Heller.

            (b)  Execution   of  Cumulative   Amendment

                                                       .     This  Cumulative
       Amendment has been executed and delivered by duly authorized officers of Providers and it is a legal, valid, and binding obligation of Providers, enforceable against Providers in accordance with its terms.

            (c)  Compliance  of  Cumulative  Amendment with  Laws,  etc

                                                                       .  The
       execution, delivery, and performance of this Cumulative Amendment in accordance with its terms does not and will not by the passage of time, the giving of notice, or otherwise, (i) require any governmental approval or violate any applicable law relating to Providers, (ii) conflict with, result in a breach of or constitute a default under the Articles or Certificates of Incorporation or By-laws of Providers, any material provisions of any indenture, agreement, or any other instrument to which Providers are a party or by which Providers or any of their respective properties may he bound or any governmental approval relating to Providers, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Providers other than in favor of Heller.

            15.2 Confirmation Security  Interests

                                                 . Providers  acknowledge and
       agree that the security interest granted to Heller by Providers in the Collateral remain first and valid liens therein, and Providers represent and warrant that as of the date hereof there are no claims, set-off, or defenses to Heller's exercise of any rights or remedies available to Heller as an owner of the Collateral in realizing upon the Collateral under the terms and conditions of this Cumulative Amendment, the Agreement, or the Financing Agreements. providers have not assigned or attempted to assign any claim; set-off, or defense to any Person.

            15.3 Valid  and  Binding  Obligation

                                                . Providers  acknowledge  and
       agree that Providers' Obligations arising from this Cumulative Amendment, the Agreement, and the Financing Agreements are the valid and binding obligations of Providers, and Providers have no claims; setoffs, or defense to the payment by Providers of Providers'
       Obligations, and Heller may enforce the payment of Providers' Obligations as set forth in this Cumulative Amendment the Agreement, and the Financing Agreements.

            15.4 Waiver and Release

                                  . Providers  waive and affirmatively agree
       not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs, or other rights that they may have to contest (i) any provision of the Agreement, this Cumulative Amendment, or the Financing Agreements;
       (ii) the right of Heller to all proceeds from the Collateral; (iii) the ownership and security interest of Heller in any property (whether real or personal, tangible or intangible), right or other interest, now or hereafter arising in connection with the Collateral; or (iv) the conduct of Heller in administering this Cumulative Amendment, the Agreement, the Financing Agreements, or otherwise. In consideration of the terms and conditions of this Cumulative Amendment, the receipt and sufficiency of which consideration is hereby acknowledged by Providers, Providers hereby release Heller, its parent, affiliates, agents, servants, employees, directors, attorneys, successors, and assigns from any and all liabilities, claims, actions, or causes of action accruing to Providers or its Affiliates, arising out of or in any manner connected with this Cumulative Amendment, the Agreement, the Financing Agreements, or Heller's activities, including, without limitation, all actions taken or not taken by Heller in connection with the collection of the Claims or administration of this Cumulative Amendment, the Agreement, the Financing Agreements, or otherwise.

            15.5 Waiver of  Providers' Defenses

                                               .   Providers agree  that they
       have no claim or defense of any kind by way of offset or otherwise to the payment and satisfaction in full of the Obligations under this Cumulative Amendment or the Agreement. To the extent that such claim or defense may or does exist, Providers waive any and all defense arising by reason of (i) any and all amendments or modifications of any document; (ii) any and all alterations, accelerations, extensions, or other changes in the time and manner of payment or performance;

       (iii) any and all increases or decreases in the Interest Rate or other change; (iv) the release, substitution, or addition of Collateral; (v) any failure of Heller to give notice of Default to Providers; (vi) any failure of Heller to pursue Providers or any property of Providers with any due diligence; and (vii) any failure of Heller to resort to the Collateral or remedies which may be available to it and the same shall not operate to release Providers hereunder.

            15.6 Heller's Waiver

                                .  Except as  specifically set  forth herein,
       nothing contained herein shall be construed as a waiver of any right or remedy of Heller under this Cumulative Amendment, the Agreement, the Financing Agreements, or otherwise under applicable law.

            15.7 Incorporation  of Financing  Agreements: Conflicting  Terms
                                                                            .
       Future administration of the Financing Agreements shall continue to be governed by the covenants, terms, and conditions of the Financing Agreements executed prior to the date hereof which are incorporated herein by this reference, except to the extent that the same have been amended, terminated, supplemented, or superseded by this Cumulative Amendment.

            15.8 Counterparts. This Cumulative Amendment may be executed by each party to this Cumulative Amendment upon a separate copy, and in such case one counterpart of this Cumulative Amendment shall consist of enough of such copies to reflect the signature of all of the parties to this Cumulative Amendment. This Cumulative Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Cumulative Amendment or its terms to produce or account for more than one of such counterparts.

            15.9 Construction  of   Cumulative  Amendment

                                                         .   This  Cumulative
       Amendment is a Financing Agreement executed pursuant to the Agreement and shall he construed, administered, and applied in accordance with all the terms and provisions of the Agreement.

            15.10     Governing  Law
                                    .  This  Cumulative  Amendment  shall  be
       governed by and construed in accordance with the internal laws of the State of Illinois.

            15.11 Successors and Assigns. This Cumulative Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            IN  WITNESS   WHEREOF,  the  parties  hereto   have  caused  this
       Cumulative Amendment to be executed by their respective officers hereunder duly authorized as of the day and year noted above.


       CARETENDERS HEALTH CORP.           NATIONAL HEALTH INDUSTRIES,INC.

       By:                                By:
       Title:                             Title:

       HHJC HOLDINGS, INC.                HOUSECALLS INC.


       By:                                By:
       Title:                             Title:

       HOME HEALTH OF JEFFERSON,          ADULT DAY CARE OF AMERICA,
       COUNTY, INC.                       INC.


       By:                                By:
       Title:                             Title:
       SIGNATURES CONTINUED ON NEXT PAGE)

       ADULT DAY CARE OF MARYLAND,        ADULT DAY CLUBS OF AMERICA-JOINT
       INC.                               VENTURE, LTD.
       By:                                By:
       Title:                             Title:

       CARETENDERS OF LOUISVILLE, INC.    CARETENDERS OF THE BLUEGRASS, INC.


       By:                                By:
       Title:                             Title:


       CARETENDERS OF ELIZABETHTOWN,      CARETENDERS OF INDIANA, INC.
       INC

       By:                                By:
       Title:                             Title:


       CARETENDERS HOMECARE, INC.         CARETENDERS OF BIRMINGHAM, INC.


       By:                                By:
       Title:                             Title:


       HOUSECALLS OF AMERICA, INC.        CARETENDERS OF BOSTON, INC.

       By:                                By:
       Title:                             Title:


       CARETENDERS OF RICHMOND, INC.      CARETENDERS INFUSION CORPORATION

       By:                                By:
       Title:                             Title:


       CARETENDERS INFUSION OF            FREELIFE MEDICAL EQUIPMENT, INC.
       BIRMINGHAM, INC.

       By:                                By:
       Title:                             Title:


       CARETENDERS VISITING SERVICES      NATIONAL ORTHOPEDIC &
       OF RICHMOND, INC.                  REHABILITATION SERVICES, INC.


       By:                                By:
       Title:                             Title: